SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2010

OMNICOMM SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	11-3349762
(Commission File Number)	(IRS Employer Identification No.)

2101 W. Commercial Blvd. Suite 4000, Ft. Lauderdale, FL	33331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 473-1254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	Changes in Registrant’s Certifying Accountant.

Unless otherwise indicated in this Current Report or the context otherwise requires, all references in “this Current Report to “OmniComm” the “Company,” “us,” “our” or “we” are to OmniComm Systems, Inc.

On July 12, 2010, Greenberg and Company, LLC (“Greenberg”) informed us of their intent to resign as the registered public accounting firm for the Company.

Greenberg’s audit reports on our financial statements for the fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion. Their opinion for the fiscal years ended December 31, 2009 and 2008 were not qualified or modified as to audit scope or accounting principles. The audit report for the fiscal years ended December 31, 2009 and 2008 contained a qualification regarding uncertainty regarding the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2009 and 2008 and any subsequent interim period through March 31, 2010, (i) there were no disagreements between the Company and Greenberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of Greenberg would have caused it to make a reference to the subject matter of the disagreement in connection with its reports and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided Greenberg with a copy of the disclosure contained in this Form 8-K. Greenberg has furnished us with a letter addressed to the SEC stating their agreement with the above statements.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

16	Correspondence from Greenberg and Company, LLC to Securities and Exchange Commission dated July 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniComm Systems, Inc.

July 15, 2010	By:	/s/ RONALD T. LINARES
Ronald T. Linares
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

16	Correspondence from Greenberg and Company, LLC to Securities and Exchange Commission dated July 12, 2010.

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